Exhibit (j)(2)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 146 to the Registration Statement on Form N1-A (the “Registration Statement”), of our report dated October 27, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Report to Shareholders of the following funds of the Goldman Sachs Trust: Concentrated International Equity Fund (formerly the International Equity Fund), Emerging Markets Equity Fund, Asia Equity Fund (formerly the Asia Growth Fund), Japanese Equity Fund, International Small Cap Fund (formerly the International Growth Opportunities Fund), Structured Large Cap Growth Fund (formerly CORE Large Cap Growth Fund), Structured U.S. Equity Fund (formerly CORE US Equity Fund), Structured Small Cap Equity Fund (formerly CORE Small Cap Equity Fund), Structured International Equity Fund (formerly CORE International Equity Fund), Structured Large Cap Value Fund (formerly CORE Large Cap Value Fund), Strategic Growth Fund, Capital Growth Fund, Growth Opportunities Fund, Concentrated Growth Fund, Small Cap Value Fund, Mid Cap Value Fund, Large Cap Value Fund, Growth & Income Fund, Balanced Fund, Small/Mid Cap Growth Fund and BRIC Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 29, 2006